UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

TRM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting of Shareholders
May 17, 2006
To Our Shareholders:
      The annual meeting of the shareholders of TRM Corporation, an Oregon corporation (the “Company”), will be held on Wednesday, May 17, 2006, at 9:00 a.m. at the Philadelphia Art Alliance, Gallery B, 251 South 18th Street, Philadelphia, Pennsylvania 19103, for the following purposes:

1.	To elect three members of the Board of Directors for three-year terms.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year, and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      All shareholders are invited to attend the meeting. Holders of record of the Company’s Common Stock at the close of business on March 10, 2006, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Jeffrey F. Brotman
President and Chief Executive Officer
Portland, Oregon
April 24, 2006
YOUR VOTE IS IMPORTANT
      Whether or not you plan to attend the annual meeting, please promptly sign and date your enclosed proxy and return it in the postage paid envelope.
      A shareholder who completes and returns the proxy and subsequently attends the meeting may elect to vote in person, since a proxy may be revoked at any time before it is exercised. Retention of the proxy is not necessary for admission to the meeting.

PROXY STATEMENT
VOTING SECURITIES
PRINCIPAL SHAREHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE MATTERS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
SHAREHOLDER COMMUNICATIONS
OTHER MATTERS
SHAREHOLDERS SHARING AN ADDRESS
ANNUAL REPORT ON FORM 10-K

PROXY STATEMENT
      The enclosed proxy is solicited by the Board of Directors of TRM Corporation (the “Company”) for use at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 17, 2006, at 9:00 a.m. at the Philadelphia Art Alliance, Gallery B, 251 South 18th Street, Philadelphia, Pennsylvania 19103, and at any adjournments thereof.
      The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the shareholders by the Company in connection with the annual meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone and personal contact. These employees will not receive any special compensation in connection therewith. The Company has retained Registrar and Transfer Company to assist in the solicitation of proxies from brokers and other nominees at an estimated cost of $1,500. The Company’s Annual Report on Form 10-K covering the year ended December 31, 2005, which includes the consolidated financial statements, is being mailed to shareholders together with these proxy materials on or about April 24, 2006.
      Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The presence at the Annual Meeting in person or by proxy of holders of outstanding Common Stock entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. In order to be elected as a director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present, which means that the nominees with the most votes are elected. The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm described in Proposal 2 below. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.
      Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted FOR:

•	the election of the directors; and

•	ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.
      Should any matters not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournment, postponement or continuation thereof.

      Common Stock represented at the Annual Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote Common Stock held by them in nominee name will mean that such Common Stock will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of Common Stock on a particular matter and indicates on the proxy delivered with respect to such Common Stock that it does not have discretionary authority to vote on that matter, which is referred to as a broker “non-vote,” that Common Stock will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. Brokers that are member firms of the New York Stock Exchange and who hold Common Stock in street name for customers generally have the discretion to vote those shares of Common Stock with respect to certain matters, including the election of directors and ratification of the selection of accountants, if they have not received instructions from the beneficial owners. With respect to the election of directors described in Proposal 1 below, votes that are withheld and broker “non-votes” will not be included in the vote. With respect to the ratification of the selection of PricewaterhouseCoopers LLP described in Proposal 2 below or with respect to any other matter properly brought before the Annual Meeting requiring the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present, either in person or by proxy, for approval, (a) abstentions will be counted as votes cast on any matter and will have the effect of a vote against the relevant proposal and (b) broker “non-votes” will not be counted as votes cast on any matter, and will have no effect on the results of the votes with respect to such proposals and other matters.

VOTING SECURITIES
      The Company’s outstanding voting securities consist of Common Stock. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is March 10, 2006. On that date, there were 16,871,089 shares of Common Stock outstanding, each entitled to one vote per share. The Common Stock does not have cumulative voting rights.
PRINCIPAL SHAREHOLDERS
      The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of April 7, 2006, by each of the Company’s directors and executive officers, all of its directors and executive officers as a group and other persons who beneficially own more than 5% of outstanding voting securities.

		Percent		Percent
Beneficial Owner	Number(1)	of Class	Number(2)(3)(4)	of Class

The Baupost Group L.L.C.(5)	1,822,500	10.7%	1,822,500	10.8%
10 St. James Avenue, Suite 2000
Boston, MA 02116
Lance Laifer(6)	1,303,511	7.7%	1,318,511	7.8%
112 West 27th Street
New York, NY 10001
Corsair Capital Management (7)	1,140,396	6.8%	1,140,396	6.8%
350 Madison Avenue, 9th Floor
New York, NY 10017
Elliot Associates, L.P.(8)	1,660,000	9.8%	1,660,000	9.8%
712 Fifth Avenue, 36th Floor
New York, NY 10019
Sowood Capital Management L.P.(9)	938,387	5.5%	938,387	5.6%
500 Boylston Street, 17th Floor
Boston, MA 02116
Edward E. Cohen(10)	816,145	4.8%	1,106,145	6.4%
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Daniel G. Cohen(11)	705,147	4.2%	1,055,147	6.1%
1818 Market Street, 28th Floor
Philadelphia, PA 19103
Perennial Investors L.L.C.(12)	937,632	5.6%	937,632	5.6%
153 East 53rd Street, 48th Floor
New York, NY 10022
Perry Corporation(13)	883,436	5.2%	883,436	5.2%
767 Fifth Avenue
New York, NY 10153

		Percent		Percent
Beneficial Owner	Number(1)	of Class	Number(2)(3)(4)	of Class

Cannell Capital LLC(14)	850,000	5.0%	850,000	5.0%
150 California Street, 5th Floor
San Francisco, CA 94111
Kenneth L. Tepper(15)	142,910	*	339,300	2.0%
5208 N.E. 122nd Avenue
Portland, OR 97230
Danial J. Tierney	40,131	*	150,131	*
5208 N.E. 122nd Avenue
Portland, OR 97230
Alan D. Schreiber, M.D.	31,800	*	41,800	*
821 Westview Street
Philadelphia, PA 19119
Gary Cosmer	497	*	35,997	*
5208 N.E. 122nd Avenue Portland, OR 97230
Hersh Kozlov	19,500	*	39,500	*
1940 Route 70 East, Suite 200
Cherry Hill, NJ 08003
Slavka B. Glaser	11,500	*	36,500	*
277 Park Avenue, 9th Floor
New York, NY 10172
Thomas W. Mann(16)	21,439	*	21,439	*
5208 N.E. 122nd Avenue
Portland, OR 97230
Harmon S. Spolan	6,000	*	21,000	*
1900 Market Street, 4th Floor
Philadelphia, PA 19103
Nancy Alperin	4,000	*	19,000	*
1736 Pine Street, Suite 100
Philadelphia, PA 19103
Ashley S. Dean	1,500	*	22,750	*
1A Meadowbrook, Maxwell Way
Crawley, West Sussex RH10 95A
Amy B. Krallman	1,000	*	21,000	*
5208 N.E. 122nd Avenue
Portland, OR 97230
Daniel E. O’Brien	—	—	11,250	*
5208 N.E. 122nd Avenue
Portland, OR 97230

		Percent		Percent
Beneficial Owner	Number(1)	of Class	Number(2)(3)(4)	of Class

Jon S. Pitcher	—	—	—	—
5208 N.E. 122nd Avenue
Portland, OR 97230
Directors and executive officers as a group (16 persons)	3,105,080	18.4%	4,125,580	23.5%

*	Represents less than 1 percent.

(1)	Beneficial ownership of our common stock disregarding any options held by the shareholder.

(2)	The number of common shares that may be obtained upon exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006 are as follows: Mr. Daniel G. Cohen 350,000 shares; Mr. Edward E. Cohen 290,000 shares; Mr. Kenneth L. Tepper 196,390 shares; Mr. Danial J. Tierney 110,000 shares; Mr. Gary M. Cosmer 35,500 shares; Ms. Slavka B. Glaser 25,000 shares; Mr. Hersh Kozlov 20,000 shares; Ms. Nancy Alperin 15,000 shares; Mr. Lance Laifer 15,000 shares; Mr. Harmon S. Spolan 15,000 shares; Mr. Ashley S. Dean 21,250 shares; Dr. Alan D. Schreiber 10,000 shares; Ms. Amy B. Krallman 20,000 shares; Mr. Daniel E. O’Brien 11,250 shares; and all executive officers and directors as a group, 1,134,390 shares.

(3)	On October 20, 2005, the following Directors received a restricted stock award for 3,000 shares of Common Stock: Ms. Alperin, Mr. D. Cohen, Mr. E. Cohen, Ms. Glaser, Mr. Kozlov, Mr. Laifer, Dr. Schreiber, Mr. Spolan and Mr. Tepper. The award will vest 33% on October 18, 2006, 33% on October 18, 2007, and 34% on October 18, 2008. The restricted stock awarded, whether or not vested, carries with it all stockholder rights, including the right to vote the shares and receive dividends and other distributions. Those shares are included in the number of shares reported as beneficially owned by each Director.

(4)	Beneficial ownership of our common stock giving effect to the shares of common stock underlying the options held by the shareholder.

(5)	This information is based upon a Schedule 13G dated March 31, 2006, and filed with the Securities and Exchange Commission (“SEC”), reporting that The Baupost Group, L.L.C., had sole voting and sole dispositive power with respect to 1,822,500 shares, and shared voting and shared dispositive power with respect to no shares.

(6)	Lance Laifer, as sole director and principal stockholder of Laifer Capital Management, Inc. (“Laifer”), is the beneficial owner of 1,318,511 shares (7.8%) of common stock. By virtue of the ability to vote and to dispose of the common stock, Laifer’s beneficial ownership is comprised of 1,303,511 shares of common stock and 15,000 shares subject to options exercisable within 60 days of March 10, 2006. Laifer has the sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of 470,121 shares of common stock beneficially owned by Hilltop Partners, L.P.; sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of 65,555 shares of common stock beneficially owned by Hilltop Offshore Limited; sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of 283,811 shares of common stock beneficially owned by Hilltop Offshore #2. Laifer shares with various Wolfson family entities (“Wolfson”) the power to dispose and direct the disposition of 480,824 shares of common stock beneficially owned by Wolfson. Wolfson retains the sole power to vote and direct the voting of the shares of common stock owned by it. Lance Laifer resigned from the Board of Directors on April 7, 2006.

(7)	This information is based upon a Schedule 13G/ A dated January 20, 2006, and filed with the SEC, reporting Corsair Management, L.L.C., as the investment manager of each of Corsair Capital Partners, L.P., Corsair Long Short International, Ltd., Corsair Select, L.P., Corsair Capital Partners 100, L.P., and Corsair Capital Investors, Ltd. Corsair Management, L.L.C. is deemed to have shared voting power for 1,013,538 shares of Common Stock and shared dispositive power for 1,140,396 shares of Common Stock beneficially owned by it.

(8)	This information is based upon a Schedule 13G dated March 21, 2006, and filed with the SEC. Of these shares, 664,000 shares are owned by Elliot Associates, L.P. and 996,000 shares are owned by its wholly-owned subsidiary Elliot International, L.P.

(9)	This information is based upon a Schedule 13G dated March 23, 2006, and filed with the SEC, reporting that Sowood Capital Management L.P., had sole voting and sole dispositive power with respect to 938,387 shares, and shared voting and shared dispositive power with respect to no shares.

(10)	Based on information received from Mr. Edward E. Cohen, his beneficial ownership consists of 1,106,145 shares, comprised of: 3,000 shares of common stock held directly, 37,522 shares held by a defined benefits plan of which Mr. E. Cohen is a beneficiary (with respect to which he disclaims beneficial ownership), 40,954 shares of common stock owned by individual retirement accounts for the benefit of Mr. E. Cohen and his spouse, 334,225 shares of common stock owned by a charitable foundation of which Mr. E. Cohen and his spouse are trustees (with respect to which he disclaims beneficial ownership), 400,444 shares of common stock held by a limited partnership of which Mr. E. Cohen and his spouse are the sole shareholders, officers and directors of the general partner and are the sole limited partners (with respect to which he disclaims beneficial ownership), and 290,000 shares subject to options exercisable within 60 days of March 10, 2006.

(11)	Based on information received from Mr. Daniel G. Cohen, his beneficial ownership consists of 1,055,147 shares, comprised of: 690,814 shares of common stock held directly and 350,000 shares of common stock subject to options exercisable within 60 days of March 10, 2006. Mr. D. Cohen’s ownership also includes 14,033 shares of common stock owned by ReadyCash Investment Partners, L.P., and 300 shares of common stock owned by ReadyCash GP Corporation. Mr. D. Cohen is the majority shareholder and an officer and director of ReadyCash Investment Partners, L.P., and majority shareholder and an officer and director of Readycash GP Corporation.

(12)	This information is based upon a Schedule 13G/ A dated February 14, 2006, and filed with the SEC, reporting that Perennial Investors, L.L.C. had sole voting and sole dispositive power with respect to 937,632 shares, and shared voting and shared dispositive power with respect to no shares.

(13)	This information is based upon a Schedule 13G dated February 10, 2006, and filed with the SEC, reporting that Perry Corporation had sole voting and sole dispositive power with respect to 883,436 shares, and shared voting and shared dispositive power with respect to no shares.

(14)	This information is based upon a Schedule 13G dated February 20, 2006, and filed with the SEC, reporting that Cannell Capital LLC had sole voting and sole dispositive power with respect to 850,000 shares, and shared voting and shared dispositive power with respect to no shares.

(15)	Kenneth L. Tepper resigned from the Company on March 13, 2006.

(16)	Thomas W. Mann resigned from the Company on February 3, 2006.
Securities Authorized for Issuance under Equity Compensation Plans

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Shares Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
1996 Restated Stock Incentive Plan	1,357,015	$5.47	0
Omnibus Stock Incentive Plan	27,000	(1)	604,725
Equity compensation plans not approved by security holders:
2001 Nonqualified Stock Option Plan	95,000	$12.12	0
Total	1,479,015	$5.80	604,725

(1)	All 27,000 shares issued under the Omnibus Stock Incentive Plan were restricted stock awards.
      On May 17, 2005, the shareholders of TRM Corporation (the “Company”) approved the TRM Corporation 2005 Omnibus Stock Incentive Plan (the “2005 Plan”). The number of shares of common stock, no par value (the “Common Stock”) of the Company authorized for issuance under the 2005 Plan is the sum of 600,000 shares (the “2005 Plan New Shares”) plus the number of shares remaining available for issuance under the Company’s other equity compensation plans.

PROPOSAL 1
ELECTION OF DIRECTORS
      The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of Mr. Edward E. Cohen, Ms. Slavka B. Glaser and Dr. Alan D. Schreiber expire in 2006. The terms of office of Ms. Nancy L. Alperin, and Mr. Hersh Kozlov expire in 2007. The terms of office of Messrs. Daniel G. Cohen and Harmon S. Spolan expire in 2008. Although Jeffrey F. Brotman was appointed to fill the vacancy in the 2008 class created by Mr. Kenneth L. Tepper’s resignation, under Oregon law, Mr. Brotman must stand for election as a director at the annual meeting next following his appointment. Accordingly, Mr. Brotman’s term also expires in 2006.
      Mr. E. Cohen, Dr. Schreiber and Mr. Brotman have been nominated for a three-year term to serve until the 2009 annual meeting of shareholders and until their successors are elected and have qualified. Descriptions of the three nominees for election follow. Mr. Lance Laifer resigned from the Board of Directors on April 7, 2006. Mr. Laifer has no disagreement with the Company or its policies. Ms. Slavka Glaser will not stand for re-election and will therefore no longer serve as a Director after the Annual Meeting date, May 17, 2006. Ms. Glaser has no disagreement with the Company or its policies. For a description of the continuing directors, see “Background Information About Continuing Directors.”
      It is the intention of the persons named in the accompanying form of proxy to vote for the three nominees, unless other instructions are given. Proxies cannot be voted for more than three nominees. If any nominee is unable to stand for election for any reason, proxies will be voted for the election of a substitute proposed by the Board of Directors. The Board of Directors knows of no reason why any nominee might be unable or refuse to accept nomination or election.
      The Board of Directors recommends a vote FOR Mr. E. Cohen, Dr. Schreiber and Mr. Brotman.

		Director
Director Nominees	Age	Since

Edward E. Cohen was elected Chairman of the Board in June 1998 and served in that capacity until June 2001. He has served as Chairman of the Executive Committee since June 2003. He has been the Chairman of the Board of Directors of Resource America, Inc., a proprietary asset management company in the real estate, structured finance, and equipment leasing sectors since 1990 and was its Chief Executive Officer from 1988 to May 2004, when he retired. He was President of that company from 2002 to 2003. He has been Chairman, Chief Executive Officer and President of Atlas America, Inc., an energy company, since 2000 and is Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, LP, a natural gas pipeline company. Mr. Cohen has been the Chairman of the Board of Brandywine Construction & Management, Inc., a property management company, since 1994. Mr. Cohen is the father of Daniel G. Cohen.	67	1998

		Director
Director Nominees	Age	Since

Alan D. Schreiber, M.D. was elected to the Board of Directors in June 2003. Dr. Schreiber has held the position of Professor of Medicine for over twenty years and Assistant Dean for Research for over ten years at the University of Pennsylvania School of Medicine. In addition, Dr. Schreiber has been Scientific Founder and Chairman of the Scientific Advisory board of InKine Pharmaceutical Co. Inc., for six years. Before that, he had been Scientific Founder and Chief Scientific Officer at CorBec Pharmaceutical Co. Inc. for four years. He has been Founder and Scientific Chairman of ZaBeCor Pharmaceutical Co., LLC, for two years.	64	2003

Jeffrey F. Brotman was elected to the Board of Directors and appointed President and Chief Executive Officer in March 2006. Mr. Brotman had been President and Managing Member of the law firm, Ledgewood, P.C., in Philadelphia, Pennsylvania, which he joined in 1992. He was on the board of directors of The Turnaround Fund, a Portland based mutual fund, from its inception in 2003 until March 2006. He has been an adjunct Professor of Law at the University of Pennsylvania Law School since 1990, and has taught courses in accounting and lending transactions. Mr. Brotman is also a certified public accountant.	42	2006

		Director
Background Information About Continuing Directors	Age	Since

Nancy L. Alperin was appointed to the Board of Directors in June 2002. Since 1999, she has been President and CEO of Maxwell Realty Company, Inc., a full service real estate and mortgage brokerage firm. Before January 1999, she was a sales associate with Maxwell Realty Company. Ms. Alperin is a member of the Philadelphia Board of Realtors and a licensed mortgage broker in Pennsylvania.	38	2002

Daniel Gideon Cohen was elected a director in June 1998, and Chairman of the Board of Directors in June 2003. He served as Chairman of the Executive Committee of the Board of Directors from June 1998 until June 2003. He was elected Chairman of the Board of The Bancorp, Inc., a bank holding company, and Chairman of the Executive Committee of its Board of Directors in 1999. Mr. Cohen is Vice Chairman of The Bancorp Bank, The Bancorp, Inc.’s bank subsidiary and served as its Chairman from September 2002 to November 2003, and its Chief Executive Officer from July 2000 to September 2000. Mr. Cohen has been Chairman, Chief Executive Officer and President of Cohen Bros. & Co., an investment banking and securities brokerage firm, since 2001. From 1995 through 2000, Mr. Cohen was an officer and director of Resource America, Inc, a proprietary asset management company in the real estate, structured finance, and equipment leasing sectors. Mr. Cohen is the son of Edward E. Cohen.	36	1998

		Director
Background Information About Continuing Directors	Age	Since

Hersh Kozlov was elected a director in June 2001. He has been a partner in the law firm of Wolf, Block, Schorr and Solis-Cohen LLP since March 2001. From 1981 through March 2001, Mr. Kozlov was a partner with the law firm of Kozlov, Seaton, Romanini, Brooks & Greenberg, which merged into Wolf, Block. Mr. Kozlov formerly served as a director of each of JeffBanks Inc., and U.S. Healthcare Insurance Company.	58	2001

Harmon S. Spolan was elected a director in June 2002. He is a senior partner in the law firm of Cozen O’Connor in Philadelphia, Pennsylvania, which he joined in 1999, where he chairs the Financial Services practice group. From 1977 to his retirement in 1999, he was President, Chief Operating Officer, and a director of JeffBanks, Inc., a Nasdaq-traded bank holding company, and its subsidiary bank.	70	2002

Non-Director Executive Officers

Name	Age

Daniel E. O’Brien, Chief Financial Officer. Mr. O’Brien has been our Chief Financial Officer since August 2004. From October 2001, when he joined the company, until August 2004, Mr. O’Brien served as Vice President, Financial Services and Senior Vice President, Financial Services. Before joining our company, Mr. O’Brien spent nearly 20 years in the financial services industry. From 1997 to October 2001, Mr. O’Brien served in several capacities at BankPhiladelphia in Philadelphia, Pennsylvania, ending as Vice-President of the Lending Division.	44

Danial J. Tierney, Executive Vice President. Mr. Tierney has been our Executive Vice President since September 2003. He initially served as our Senior Vice President — North American Business upon joining us in January 1995. Before joining our company, Mr. Tierney held various positions of increasing responsibility with Spectra Physics Scanning Systems, Inc., a manufacturer of laser-based bar code scanning systems, ending as Director of Marketing.	50

Ashley S. Dean, Director of Emerging Markets. Mr. Dean was appointed Director of Emerging Markets in January 2006. He served as our Managing Director — United Kingdom from September 2003 to January 2006. From January 2003 to September 2003, he was Vice President — Strategic Planning and Development and from June 1999 to January 2003 he was Director of Operations for our United Kingdom operations. From August 1998 until June 1999 Mr. Dean was a Field Services Manager for Thames Water plc, the largest U.K. privatized clean and waste water utility.	45

Gary M. Cosmer, Senior Vice President and Chief Technology Officer. Mr. Cosmer has been our Chief Technology Officer since February 2000 and a Senior Vice President since February 2004. Mr. Cosmer had previously served as our Director of Information Systems since December 1998 and as a Vice President — Information Technology since February 2000. Before joining our company, Mr. Cosmer was a systems engineer for CTR Business Systems Corporation, one of the largest partner-level Microsoft solutions providers in the Pacific Northwest.	35

Name	Age

Jon S. Pitcher, Principal Accounting Officer. Mr. Pitcher has been our Principal Accounting Officer since November 2004. Mr. Pitcher previously served as our Corporate Controller and Director of Revenue since December 2003. Mr. Pitcher was self-employed from April 2001 until December 2003, providing accounting and consulting services to private and publicly-held clients. From 1991 to March 2001, Mr. Pitcher was Chief Financial Officer of OXIS International, Inc., a publicly-traded pharmaceutical development company.	56

Kevin Waterhouse, Managing Director — United Kingdom. Mr. Waterhouse has been Managing Director — United Kingdom since February 2006. From January 2002 to February 2006, Mr. Waterhouse served as our Director of Sales and Marketing for the United Kingdom. Prior to joining TRM, Mr. Waterhouse was Director of European sales for Networld Alliance LLC, owners of ATMMarketplace.com from September 2001 to January 2002. Between January 2000 and September 2001, he served as a Director for WMS Ltd, a private Business consultancy company providing assistance to mainly start up technology based organizations in the UK and USA. Prior to these positions, Mr. Waterhouse held various senior positions covering Sales, Marketing, Business Development and General Management roles within UK telecommunications and technology based companies GPT Marconi Plc, ADT Security Ltd and Silvermines Plc.	46

Amy B. Krallman, Senior Vice President and Corporate Counsel. Ms. Krallman served as our Senior Vice President and Corporate Counsel from June 2002 until February 2006, and rejoined us in late March 2006 on a part-time basis. Ms. Krallman is the owner of a real estate and mortgage brokerage firm in Torrance, California. From March 2001 to June 2002, Ms. Krallman served as Director of Investment and Insurance Services to Kinecta Financial & Insurance Services, the investment and insurance subsidiary of Kinecta Federal Credit Union. From September 2000 through March 2001, Ms. Krallman was a consultant for mergers and acquisitions to Lubrizol Corporation. From August 1999 to September 2000, Ms. Krallman created and developed an investment subsidiary for Third Federal Savings & Loan, the nation’s largest mutual thrift institution.	39
CORPORATE GOVERNANCE
Information Concerning the Board of Directors and Certain Committees
      The Board of Directors held six formal meetings during 2005. Each of the directors attended at least 75% of all meetings of the Board of Directors and the committees on which they served. The Board of Directors currently consists of eight directors, five of whom are independent directors, as defined by Nasdaq Rule 4200. The independent directors are Ms. Alperin and Ms. Glaser, and Messrs. Kozlov, Schreiber and Spolan. Ms. Glaser will not stand for re-election and will therefore no longer serve as a director after the Annual Meeting date, May 17, 2006.

      The Board of Directors does not have a formal policy governing Director attendance at its annual meeting of shareholders; nonetheless, the Company believes that all of its directors will attend the meeting. All directors attended the 2005 annual meeting either in person or telephonically.
      Standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Executive Committee and Investment Committee.
      The Audit Committee reviews the scope and effectiveness of audits by the independent registered public accounting firm, matters relating to the integrity of the Company’s finances and financial statements, the adequacy of the Company’s internal control over financial reporting, and all related party transactions. In addition, the Audit Committee provides oversight for the Company’s corporate governance procedures. The Audit Committee is also responsible for the engagement of the Company’s independent registered public accounting firm. The Audit Committee held five formal meetings during 2005. The members of the Audit Committee during 2005 were Mr. Laifer (Chairman), Dr. Schreiber, and Ms. Alperin. The Board of Directors determined that each member of the Audit Committee meets the independence standards set forth in the Nasdaq listing standards, including those set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that Mr. Laifer qualified as an “audit committee financial expert” as defined in applicable rules and regulations under the Exchange Act. In April 2006, Mr. Laifer resigned from the Company’s Board of Directors. The Board appointed Mr. Harmon S. Spolan as the new Audit Committee Chairman and determined that he qualifies as an “audit committee financial expert” as defined in the applicable rules and regulations under the Exchange Act.
      The Audit Committee operates under a written charter adopted by the Board, which charter was amended and restated in December 2004 and is reviewed annually. The charter is available on the Company’s website at www.trm.com. Under the charter, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the Company’s independent registered public accounting firm.
      Under the auspices of the Audit Committee, the Board of Directors has adopted a Code of Ethics that applies to officers, directors and employees of the Company. The Code of Ethics is available on the Company’s website at www.trm.com.
      The Compensation Committee establishes and monitors executive officer compensation and administers the Company’s Omnibus Stock Incentive Plan, 2001 Nonqualified Stock Option Plan, 1996 Stock Option Plan and Employee Stock Purchase Plan. The committee held three formal meetings during 2005. The current members of the committee are Dr. Schreiber (Chairman), Ms. Alperin and Ms. Glaser.
      The Executive Committee exercises all authority of the Board of Directors between meetings of the Board of Directors. The committee held five formal meetings during 2005. The members of the committee are Messrs. E. Cohen (Chairman), D. Cohen, and Brotman, each of whom will continue through 2006 upon reelection to the Board of Messrs. E. Cohen and Brotman.
      The Investment Committee evaluates and makes recommendations to the Board of Directors concerning potential merger and acquisition activities, significant capital investments and financial structuring. The committee held one formal meeting during 2005. The members of the committee are Mr. Kozlov (Chairman), Ms. Glaser and Mr. Spolan.

      As of 1 January 2004, the full Board of Directors assumed the functions of a nominating committee. The Board of Directors believes that such action was appropriate because it believes that, in doing so, it gains access to the expertise and insight of its management directors on the operations of the Company as they relate to an evaluation of a director candidate. The final determination to nominate a candidate is made by the Company’s independent directors, acting separately. The Board has not adopted a formal charter regarding the nominations process; rather, in lieu thereof, it has adopted resolutions formalizing the nominations process. In addition to shareholders’ general nominating right provided in the Company’s Bylaws, shareholders may recommend director candidates for consideration by the Board. The Board will consider director candidates recommended by shareholders if the recommendations are sent to the Board in accordance with the procedures for other shareholder proposals described elsewhere in this proxy statement under the heading “Shareholder Proposals.” All director nominations submitted by shareholders to the Board for its consideration must include all of the required information set forth in the Company’s Bylaws, as summarized under the heading “Shareholder Proposals,” and the following additional information:

•	any information relevant to a determination of whether the nominee meets the criteria described below under the subheading “Director Qualifications”;

•	any information regarding the nominee relevant to a determination of whether the nominee would be considered independent under applicable Nasdaq or SEC rules or, alternatively, a statement that the nominee would not be considered independent;

•	a statement, signed by the nominee, verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and consenting to serve as a director if so elected; and

•	if the recommending shareholder, or group of shareholders, has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership.
      Director Qualifications. In selecting nominees for director, without regard to the source of the recommendation, the Board believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with the values and standards of the Company. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide the Company. Nominees should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. In addition, the Board considers all applicable statutory, regulatory, case law and Nasdaq requirements.
      Evaluation of Director Nominees. The Board will typically employ a variety of methods for identifying and evaluating nominees for director. The Board regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director. Candidates may come to the attention of the Board through current directors, shareholders, or other companies or persons.

The Board does not evaluate director candidates recommended by shareholders differently than director candidates recommended from other sources. Director candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year. In evaluating such nominations, the Board seeks to achieve a balance of knowledge, experience, and capability on the Board. In connection with this evaluation, the Board will make a determination whether to interview a prospective nominee based upon the Board’s level of interest. If warranted, one or more members of the Board, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and any appropriate interviews, the Board will recommend the director nominees after consideration of all its directors’ input. The director nominees are then selected by a majority of the independent directors on the Board, meeting in executive session and considering the Board’s recommendations.
      All of the director nominees proposed for election at the Annual Meeting were approved by a majority of the independent directors on the Board. No shareholder (or group of shareholders) beneficially owning more than 5% of the Company’s voting common stock recommended a director nominee for election at the Annual Meeting.
Director Compensation
      As Chairman of the Board of Directors with continuing responsibility in the areas of strategic planning and corporate governance, Mr. D. Cohen is paid a retainer of $150,000 per year. He also received a $450,000 retention payment in 2005. Mr. E. Cohen, as Chairman of the Executive Committee of the Board of Directors, has the responsibility for Board oversight of the Company between meetings of the Board of Directors and, in connection with this responsibility, is paid a retainer of $150,000 per year. He also received a $300,000 retention payment in 2005. In addition, the Company leases an automobile for use by Mr. D. Cohen.
      Except for the Chairman of the Board of Directors and the Chairman of the Executive Committee of the Board of Directors, members of the Board of Directors are paid an annual retainer of $25,000 and receive $1,000 for each formal meeting of the Board of Directors or a Committee they attend. The Chairmen of the Audit, Compensation and Investment Committees are paid an additional retainer of $5,000 per year.
      Pursuant to the Company’s Omnibus Stock Incentive Plan, each director was granted a Restricted Stock Award of 3,000 shares of the Company’s Common Stock on October 20, 2005. The Award will vest 33% on October 18, 2006, 33% on October 18, 2007, and 34% on October 18, 2008.
Compensation Committee Interlocks and Insider Participation
      None of the members of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was, during fiscal year 2005, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company was a director of another entity, any of whose executive officers served on the Company’s Compensation Committee. No executive officer of the Company was a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions
      In fiscal year 2005, the Company retained the law firm of Wolf, Block, Schorr & Solis-Cohen LLP to perform services on behalf of the Company. Mr. Hersh Kozlov, a director of the Company, is a partner with the law firm of Wolf, Block, Schorr & Solis-Cohen LLP at the firm’s offices in Philadelphia, Pennsylvania and Cherry Hill, New Jersey. Fees paid to the law firm were $321,000 which was not greater than 5% of the firm’s total revenues for its last fiscal year. The law firm of Cozen O’Connor did not perform legal services on behalf of the Company in fiscal year 2005.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the compensation paid or accrued by the Company during the years ended December 31, 2005, 2004, and 2003, respectively, to the Chief Executive Officer and each of the Company’s four most highly compensated executive officers other than the Company’s Chief Executive Officer (the “Named Executive Officers”).

						Long-Term Compensation

						Awards			Payouts

	Annual Compensation					Restricted		Securities	LTIP
Name and						Stock		Underlying	Payouts	Other
Principal Position	Year	Salary		Bonus		Award(s)		Options	($)	Compensation(6)

Kenneth L. Tepper(1)	2005	$475,008		$409,057	(3)	$41,910	(5)	0	0	$7,316
President, Chief	2004	$484,609	(2)	$507,357	(4)	0		60,000	0	$7,391
Executive Officer	2003	$399,088	(2)	$246,507		0		250,000	0	$1,016

Thomas W. Mann(7)	2005	$268,672		$265,935	(3)	0		0	0	$57,316	(7)
Chief Operating Officer	2004	$238,282		$25,368	(4)	0		10,000	0	$7,516
	2003	$196,674		$131,162		0		25,000	0	$3,763

Danial J. Tierney	2005	$252,504		$105,849	(3)	0		0	0	$7,316
Executive Vice President	2004	$235,292		$25,368	(4)	0		15,000	0	$7,391
	2003	$226,671		$80,428		0		50,000	0	$6,890

Amy B. Krallman	2005	$200,004		$80,717	(3)	0		0	0	$56,016	(8)
Senior Vice President and	2004	$177,341		$40,588	(4)	0		10,000	0	$6,454
Corporate Counsel	2003	$141,669		$32,485		0		20,000	0	$3,044

Daniel E. O’Brien	2005	$138,750		$81,213	(3)	0		0	0	$4,300
Chief Financial Officer	2004	$125,284		$5,073	(4)	0		15,000	0	$763
	2003	$102,500		$32,485		0		2,500	0	$634

(1)	Mr. Tepper was appointed President and Chief Executive Officer of the Company on June 4, 2002 and ended his tenure as Chairman on June 17, 2003. Mr. Tepper resigned from the Company on March 13, 2006.

(2)	Reflects fees paid to Mr. Tepper in his capacity as a Director of the Company in the amounts of $12,500 in 2004 and $14,000 in 2003. Mr. Tepper did not receive director fees in 2005.

(3)	2005 retention payment.

(4)	2004 bonuses paid in 2004.

(5)	Restricted Stock Award granted on October 20, 2005. The Award will vest 33% on October 18, 2006, 33% on October 18, 2007, and 34% on October 18, 2008. The value of the award at December 31, 2005 was $22,350. No dividends will be paid on the restricted stock.

(6)	Includes 401(k) contribution match by Company and life insurance premiums paid by or on behalf of the Named Executive Officer. No Named Executive Officer has received perquisites that, in the aggregate, exceed the lesser of $50,000 or 10% of the total annual salary and bonus of that Named Executive Officer. Previously, the Company leased apartments for visiting staff, and certain Named Executive Officers receive automobile allowances or Company-leased automobiles.

(7)	Mr. Mann resigned from the Company on February 3, 2006. In connection therewith, the Company paid Mr. Mann $50,000 of severance compensation, which was accrued in 2005 and is included in “Other Compensation” for 2005.

(8)	In connection with Ms. Krallman’s resignation as Senior Vice President and Corporate Counsel, the Company paid Ms. Krallman $50,000 of severance compensation, which was accrued in 2005 and is included in “Other Compensation” for 2005.
Stock Option/ SAR Grants During the Year Ended December 31, 2005
      No stock options or stock appreciation rights were granted to the Named Executive Officers during the last fiscal year.
Option Exercises and Holdings
      The following table indicates (i) stock options exercised by the Named Executive Officers during the last fiscal year, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of December 31, 2005, and (iii) the fiscal year-end value of “in-the-money” unexercised options.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
	Shares		Options at Fiscal Year End		Fiscal Year End(2)
	Acquired on
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth L. Tepper	55,555	$864,159	196,390	125,000	$771,354	$706,250
Thomas W. Mann	24,955	$374,880	10,000	12,500	$0	$70,625
Daniel J. Tierney	—	—	110,000	25,000	$259,250	$141,250
Amy B. Krallman	—	—	20,000	10,000	$56,500	$56,500
Daniel E. O’Brien	—	—	8,750	8,750	$7,063	$7,063

(1)	Aggregate market value of the shares covered by the option, less the aggregate price paid by the executive.

(2)	Based on the fair market value of the Company’s stock as of December 31, 2005. Values are stated on a pretax basis.
Retainer Agreement of Chairman and Employment Contracts of Continuing Named Executive Officers
      Mr. Daniel E. Cohen entered into a retainer agreement as Chairman of the Board of Directors of the Company in November 2005. The agreement has a term commencing May 18, 2005 and ending on the date of the annual meeting of shareholders held three years thereafter, unless sooner terminated. The agreement will be automatically extended for consecutive three year terms unless the Chairman gives written notice that he does not wish to extend the agreement. The agreement provides for an annual base compensation of $150,000. In addition, Mr. Cohen is eligible to receive an annual bonus each fiscal year in an amount to be determined by a majority of the Board of Directors or the Compensation Committee, in their sole discretion. The Company has agreed to lease an automobile for Mr. Cohen’s use, or to provide Mr. Cohen with an automobile allowance. The Company currently leases an automobile for Mr. Cohen. If Mr. Cohen’s service is terminated by the Company at any time within three months before, or 12 months after the occurrence of a change in control or for any other reason except for cause, (i) all stock options and restricted stock granted to Mr. Cohen by the Company, will immediately vest and will be exercisable for ten years thereafter and (ii) Mr. Cohen will receive an amount equal to the average of his highest three years of base compensation plus annual bonus multiplied by 2.99. In the event Mr. Cohen is terminated by the Board of Directors other than for “cause”, the Company shall pay him an amount equal to the average of his highest three years of base compensation plus annual bonus multiplied by 2.99, and he will be entitled to receive all vested stock and stock options (all of which will fully vest upon such termination). Cause includes (i) breach or negligence of material and substantial duties, or actions in a manner materially contrary to the best interests of the Company after written notice and a 30-day cure period; (ii) the reasonable belief of a majority of the Board of Directors that Mr. Cohen has committed a crime of moral turpitude or has entered into a plea of nolo contendere (or similar plea) to a charge of such an offense; (iii) commission of an act of criminal fraud, material dishonesty or misappropriation relating to or involving the Company; (iv) use of alcohol or any unlawful controlled substance that materially interferes with the material performance of his duties; (v) material violation of a rule, regulation, policy, plan or express direction of the Board; and (vi) unauthorized disclosure of confidential information.
      Mr. Daniel E. O’Brien entered into an employment agreement as Chief Financial Officer with the Company in August 2005 for a term of one year to be automatically renewed for successive one year periods unless either party gives notice of non-renewal. Under the terms of the employment agreement, Mr. O’Brien has a base salary of $135,000, to be reviewed annually, and is eligible for incentive compensation upon the achievement of performance criteria to be established by the Compensation Committee of the Board of Directors. Mr. O’Brien will also receive use of a Company-leased automobile. In the event Mr. O’Brien is terminated by the Company other than for “cause”, defined as (i) any misappropriation of funds or property of the Company; (ii) the conviction of or a plea of guilty or nolo contendere of a felony or any crime involving moral turpitude; (iii) engagement in illegal, immoral or similar conduct tending to place Mr. O’Brien or the Company, by association, in disrepute; (iv) abuse of alcohol or drugs to an extent it renders him unable or unfit to perform his duties; or (v) his gross dereliction of duty, he will receive a severance package equal to six months pay plus an additional one month’s salary for each year of employment by the Company, up to a maximum of 12 months salary, plus (i) all incentive compensation earned but unpaid on or prior to the separation date, plus (ii) health insurance for up to a maximum of 12 months.
      Ms. Amy B. Krallman was employed as Senior Vice President and Corporate Counsel with the Company from June 2002, and entered into an employment agreement in August 2005 that provided for a base salary of $200,000, and eligibility for incentive compensation as determined by the Board of Directors. The contract terminated in February 2006 when Ms. Krallman resigned from her positions as Senior Vice President and Corporate Counsel to become a consultant to the Company. In late March 2006, Ms. Krallman was reappointed as Senior Vice President and Corporate Counsel. The Company anticipates that it will enter into a new employment agreement with Ms. Krallman providing for a base salary of $250,000, prorated to reflect her part-time status, and eligibility for incentive and bonus compensation.
      Mr. Danial J. Tierney entered into an employment agreement as Senior Vice President — Sales and Marketing with the Company in January 2000. Under the terms of the employment agreement, Mr. Tierney has a base salary of $165,000, to be reviewed annually, and is eligible for incentive compensation as the Board of Directors may approve from time to time in its discretion. In the event Mr. Tierney is terminated by the Company other than for “cause”, Mr. Tierney will receive a severance payment equal to six months’ salary plus an additional one month’s salary for each year of employment by the Company, measured from January 1995, up to a maximum of 12 months salary, plus all incentive compensation earned but unpaid on or prior to the separation date, plus health insurance for up to a maximum of 12 months. Cause is defined as in Mr. O’Brien’s agreement. In September 2003, Mr. Tierney agreed to serve as the Company’s Executive Vice President.
Employment Contracts of Named Executive Officers Who Have Resigned
      Mr. Kenneth L. Tepper entered into a twelve-month consulting agreement with the Company beginning March 13, 2006. Under the terms of the agreement, Mr. Tepper shall receive monthly payments of $39,600 for providing consulting services to the Company.
      Mr. Tepper was employed as President and Chief Executive Officer with the Company under an employment agreement which provided for a base salary of $475,000 subject to annual review by the Board of Directors or the Compensation Committee and for eligibility for incentive and bonus compensation in amounts to be determined by the Board of Directors or the Compensation Committee, in their sole discretion. Mr. Tepper resigned, and the employment agreement terminated, on March 13, 2006.
      Mr. Thomas W. Mann was employed as Senior Vice President with the Company under an employment agreement which provided for a base salary of $190,000 subject to annual review, made him eligible for incentive compensation and granted him stock options. In September 2003, Mr. Mann was appointed as the Company’s Chief Operating Officer. Mr. Mann resigned and the employment agreement terminated on February 3, 2006.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)
Compensation Committee
      All of the actions regarding compensation of executive officers of the Company during the year ended December 31, 2005, were taken in accordance with policies as established by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is composed of three directors, each of whom is a

(1)	This section, the section entitled “Report of the Audit Committee” and the section entitled “Stock Performance Graph” are not “soliciting material,” are not deemed “filed” with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, regardless of date or any general incorporation language in such filing.

“non-employee director”, as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. During the year ended December 31, 2005, the Committee also administered the Company’s 1996 Stock Option Plan, the Company’s Restated 1986 Stock Incentive Plan, the Company’s Omnibus Stock Incentive Plan and the Company’s 2001 Nonqualified Stock Option Plan.
Executive Officer Compensation
      The Company’s executive officer compensation is based on several general principles, which are summarized below:

•	encourage long-term success and align management interests with shareholder interests by giving Company executives the opportunity to acquire stock in the Company,

•	reward initiative of the Company’s executive officers,

•	link corporate and individual performance to compensation, and

•	provide competitive total compensation which enables the Company to attract and retain key executives.
      The Company’s executive compensation program consists of base salary, annual cash incentive compensation in the form of discretionary bonuses and discretionary long-term incentive compensation in the form of stock options. This program is designed to provide compensation that is tied to both the Company’s, as well as the individual’s, performance.
      Base Salary. For the year ended December 31, 2005, the salaries established for executive officers other than the Chief Executive Officer were determined after considering the Company’s size and complexities relative to other public companies, as well as job responsibilities, individual experience and individual performance. Each executive officer’s salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the individual factors described above.
      Cash Bonuses. In 2005, Company employees were eligible for payment of an annual cash bonus. For executive officers, bonuses were determined by the Committee. For other employees, the determination of bonus amounts were delegated by the Committee to the Chief Executive Officer. Considerations included individual performance, as well as the individual’s contribution to the Company’s performance and the Company’s profitability, among other criteria. The Committee determined that bonuses for Named Executive Officers were incentive to remain at the Company and therefore determined that the Named Executive Officer must sign a noncompete agreement through December 31, 2005; additionally, if the Chairman, the Executive Committee Chairman, or the President and CEO left voluntarily prior to year end he must repay his bonus.
      Long-Term Incentives-Stock Options. The Company’s primary long-term incentive compensation is through stock options. The Company has a stock option plan in which key employees of the Company, including executive officers, are eligible to participate. The Board of Directors and the Committee believe that the availability of stock incentives is an important factor in the Company’s ability to attract and retain key employees, to provide an incentive for them to exert their best efforts on behalf of the Company and to align their interests with shareholders. Options initially granted to persons becoming executive officers depend on the level of responsibility and position of the grantee. Subsequent grants are made based on the Committee’s subjective assessment of the individual’s performance. Options granted to executive officers generally become exercisable in equal increments over a stated period of years, typically three years. The Committee believes that stock options with these features provide an incentive for executives to remain in the employ of the Company and reward executive officers and other key employees for performance that results in increases in the market price of the Common Stock which directly benefits all shareholders.
Chief Executive Officer Compensation
      The 2005 compensation established for Kenneth L. Tepper was determined by the Committee based on the criteria described above after considering salaries offered by the Company’s competitors, the Company’s size and complexities relative to other public companies, and the Company’s desire to retain a skilled senior executive. Additionally, the Committee considered the performance of the Company during 2004, and in particular the substantial increase in the price of the Company’s common stock, the substantial increase in the Company’s net sales and earnings, the success of the cost reduction program designed and implemented by Mr. Tepper, the completion of a series of acquisitions in the United States, the United Kingdom and Canada that doubled the size of the Company, and the Company’s raising $54 million of additional capital.

Compensation Committee Report Submitted By:
Alan Schreiber, Chairman
Nancy Alperin
Slavka Glaser

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
      In connection with the preparation of the Company’s audited financial statements for the year ended December 31, 2005, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent registered public accounting firm the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards); and

•	received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence and satisfied itself as to their independence.
      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee Report Submitted By:
Lance Laifer, Chairman
Nancy Alperin
Alan Schreiber
Principal Accounting Firm Fees
      The Company incurred the following fees for services performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, in fiscal year 2005:
      Audit Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2005, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2005, and assistance with the review of documents filed with the SEC were $1,858,000. Audit fees for 2005 also included the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Fees billed by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for 2004, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2004, and for services relating to the Fall 2004 offering of common stock, and assistance with review of documents filed with the SEC for 2004 were $835,000. Audit fees for 2005 and 2004 include fees billed in connection with the audit of the statutory financial statements of the Company’s United Kingdom subsidiaries.
      Audit-Related Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related services were $339,000 in 2005 and $312,000 in 2004. Audit-related services include audits of TRM Inventory

Funding Trust, the vehicle that provides the Company with cash to supply its ATMs, and due diligence on prospective acquisitions.
      Tax Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for professional tax services were $261,000 in 2005 and $238,000 in 2004. Professional tax services during 2005 and 2004 consisted of compliance, planning and advice relating to United States, United Kingdom and Canadian taxes.
      All Other Fees: None.
      The entirety of services provided by the Company’s independent registered public accounting firm for 2005 were provided by full-time employees of PricewaterhouseCoopers LLP.
      PricewaterhouseCoopers LLP did not provide the Company with any non-audit services during 2005.
      Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions as set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit-related and tax services described above were pre-approved by the audit committee and, therefore, were not provided pursuant to a waiver of the pre-approval requirements set forth in such rule.

Stock Performance Graph
      The following graph provides a comparison of the cumulative total shareholder return for the period December 31, 2000 through December 31, 2005 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market (US) and (iii) the Nasdaq Retail Trade Index, in each case assuming the investment of $100 on December 31, 2000 and the reinvestment of any dividends.

	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

TRM	$154.286	$73.143	$974.857	$2712.000	$851.429
Nasdaq (US)	$79.321	$54.841	$81.993	$89.229	$91.121
Nasdaq Retail	$138.192	$117.459	$163.555	$207.389	$209.353

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. There is no requirement that the selection of PricewaterhouseCoopers LLP be submitted to our shareholders for ratification or approval. The Board, however, believes that the Company’s shareholders should be given an opportunity to express their views on the selection. While the Audit Committee is not bound by a vote against ratifying PricewaterhouseCoopers LLP, it may take a vote against PricewaterhouseCoopers LLP into consideration in future years when selecting the Company’s independent registered public accounting firm. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited the Company’s financial statements since 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
      The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Reports of all transactions in the Company’s Common Stock by insiders are required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based solely on its review of copies of the reports received by it, or representations of such reporting persons, the Company believes that during 2005 no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis.
SHAREHOLDER PROPOSALS
Shareholder Proposals to Be Included in the Company’s Proxy Statement
      Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, shareholders may present proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2007 Annual Meeting, shareholder proposals must be received by the Company at its executive offices located at 1521 Locust Street, Second Floor, Philadelphia, Pennsylvania 19102 no later than December 19, 2006, and must otherwise comply with the requirements of Rule 14a-8.
Shareholder Proposals Not to Be Included in the Company’s Proxy Statement
      Shareholders wishing to present proposals for action at an annual meeting apart from proposals to be included in the Company’s proxy statement must do so in accordance with the Company’s Bylaws. A shareholder must give timely notice of the proposed business to the Secretary at the Company’s executive offices referred to above. To be timely, a shareholder’s notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to that year’s annual meeting; provided, however, that in the event less than 30 days’ notice of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include (i) a brief description of the matter proposed to be brought before the meeting, (ii) the name and address, as they appear in the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such matter. Proxy voting on any matter brought before the meeting as set forth in this paragraph will be subject to the discretionary voting authority of the designated proxy holders.
      Shareholders wishing to nominate directly candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company’s Bylaws by giving timely notice in writing to the Secretary as described above. The notice shall set forth (i) the information described by Items 401(a), (e) and (f) and Item 403(b) of Regulation S-K under the Securities Act of 1933, as amended, relating to the candidate (ii) the class and number of shares of the Company which are beneficially owned by the nominating shareholder, and (iii) any material interest of the shareholder or of the nominee in the Company. The presiding officer at the annual meeting shall determine whether any nomination was properly brought before the annual meeting in accordance with the Company’s Bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election.
SHAREHOLDER COMMUNICATIONS
      Shareholders who wish to communicate with the Board of Directors, or specific individual Directors, may do so by directing correspondence addressed to such Directors or Director in care of Jeffrey F. Brotman, President and Chief Executive Officer, at the principal executive offices of the Company. Such correspondence shall prominently display the fact that it is a shareholder-board communication. In the alternative, shareholder correspondence can be addressed to David Gitlin, Esquire, at Wolf, Block, Schorr & Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103.
OTHER MATTERS
      The notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors has been advised of no matters to be presented for discussion at the meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the shareholders.

SHAREHOLDERS SHARING AN ADDRESS
      Shareholders sharing an address with another shareholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from: Investor Relations, 5208 NE 122d Avenue, Portland, Oregon 97230; telephone number (503) 257-8766. The Company will promptly deliver a copy of the requested materials.
      Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.
ANNUAL REPORT ON FORM 10-K
      The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company’s Annual Report on Form 10-K including financial statements and the schedules thereto. Any such request from a beneficial owner of the Company’s Common Stock must set forth a good faith representation that, as of the record date for this solicitation, March 10, 2006, the person making the request was the beneficial owner of the Company’s Common Stock. Such written requests should be directed to the Company at 5208 N.E. 122nd Avenue, Portland, Oregon 97230, Attention: Legal Department.
Portland, Oregon
April 24, 2006

REVOCABLE PROXY

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR
THE 2006 ANNUAL MEETING OF SHAREHOLDERS —
May 17, 2006
The undersigned hereby appoints Harmon S. Spolan and Amy B. Krallman, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Shareholders of TRM CORPORATION to be held on May 17, 2006, and any adjournments thereof, with respect to the following:

Please be sure to sign in the box below
and date this Proxy.

     Date

Shareholder sign above	Co-holder (if any) sign above

For All
1.	ELECTION OF DIRECTORS:	For	Withhold	Except
		☐	☐	☐
Jeffrey F. Brotman (3-year term)
Edward E. Cohen (3-year term)
Alan D. Schreiber (3-year term)
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

2.	Ratification of selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.	For	Against	Abstain
		☐	☐	☐
     Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IN ADDITION, THE PROXIES MAY VOTE AT THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
     Please date and sign exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.

é Detach above card, sign, date and mail in the postage paid envelope provided. é

5208 N.E. 122nd Avenue Portland, Oregon 97230-1074

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.